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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2002

BROADVISION, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Jurisdiction)	0-28252 (Commission File Number)	94-3184303 (IRS Employer Identification No.)

585 Broadway
Redwood City, California 94063
(Address of principal executive offices and zip code)
Registrant's telephone number, including area code: (650) 261-5100

Item 4. Changes in Registrant's Certifying Accountant.

        On May 7, 2002, BroadVision, Inc. (the "Company") engaged the services of BDO Seidman, LLP ("BDO Seidman") as its new independent auditors for its current fiscal year ending December 31, 2002. The Company's Board of Directors, with the recommendation of the Audit Committee of the Board of Directors (the "Audit Committee"), authorized and approved the engagement of BDO Seidman.

        In deciding to select BDO Seidman, the Audit Committee and the management of the Company considered auditor independence issues raised by commercial relationships the Company has or may have with certain accounting firms. With respect to BDO Seidman, the Company does not have any commercial relationship with BDO Seidman that would impair its independence.

        During the two most recent fiscal years of the Company ended December 31, 2001, and the subsequent interim period through May 7, 2002, the Company did not consult with BDO Seidman regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BROADVISION, INC.
Dated: May 7, 2002	By:	/s/ FRANCIS BARTON Francis Barton Executive Vice President and Chief Financial Officer

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  Item 4. Changes in Registrant's Certifying Accountant.
SIGNATURE